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                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check he appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Confidential, for Use of Commission Only (as permitted by
      Rule 14a-6(e) (2))

[ ]   Definitive Proxy Statement

[x]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 GREENWICH STREET CALIFORNIA MUNICIPAL FUND INC.
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                (Name of Registrant as Specified In its Charter)

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      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

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[ ]       Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

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FOR INTERNAL USE ONLY - NOT FOR PUBLIC DISTRIBUTION: This is a suggested guide for training purposes only.

Greenwich Street California Municipal Fund Inc.
Expanded Q&A

The following has been prepared to provide information relating to the proxy statements that were mailed to shareholders. For more detailed information about the shareholder vote, please refer to the Proxy Statement.

Q. Is my vote important and will it make a difference regardless of the number of shares I own?

A. Your vote is needed to ensure that the proposals can be acted upon.
Your vote is important regardless of how many shares you own. Your immediate response will help save on additional costs to the fund of any further solicitations for a vote.

Q.   What are shareholders being asked to vote on?

A.   Proposal 1. To Vote On An Agreement And Reorganization

Shareholders are being asked to vote on an Agreement and Reorganization, which will transfer the assets of Greenwich Street California Municipal Fund Inc., a closed-end, non-diversified fund, to Smith Barney California Municipals Fund Inc., an open-end, non-diversified fund. In exchange you would receive Class A shares of Smith Barney California Municipals Fund.

A.   Proposal 2. To Elect Three Class III Directors

Shareholders are being asked to elect three Class III directors to hold office until the next annual meeting of stockholders.

A.   Proposal 3. Other Business

The Board is not aware of any other proposals to be presented at the Annual Meeting. However, should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will give the person or persons entitled to vote the discretionary authority to vote the shares in accordance with their best judgment in the interest of Greenwich Street California.

Q.   What happens if the Agreement and Plan of Reorganization is approved?

A. If approved, you would become a shareholder of Smith Barney California Municipals Fund, which is an open-end fund with similar investment objectives and policies to your Fund, except as described in the Proxy Statement/Prospectus.

Q:   How do the Board Members recommend that shareholders vote?

A: The Board Members unanimously determined that the proposed Reorganization is in the best interests of Greenwich Street California and its shareholders and recommends that shareholders approve each of the proposals and nominees.

Q.   Why is the Reorganization being proposed?

A. The Board believes that Greenwich Street California shareholders will benefit from the proposed Reorganization because Smith Barney California Municipals Fund is guided by similar investment objectives and policies as the Fund, and offers various benefits. The Board has considered the advantages and disadvantages to Greenwich Street California and its shareholders associated with the Reorganization in general and with remaining closed-end or converting to open-end form in particular, and found the overall advantages of the Reorganization to outweigh the disadvantages.

Q.   What are some of the benefits of the proposed Reorganization?

A. The Board members believe that you may benefit from the proposed reorganization, in part, because:

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     o    Municipal Fund is a larger fund with a meaningfully lower expense ratio.

     o Smith Barney California Municipals Fund offers the opportunity for lower fees and expenses.

     o Smith Barney California Municipals Fund is part of a large fund family offering a wide array of mutual funds. As a Smith Barney California Municipals Fund shareholder, you will have the opportunity to exchange shares for the same share class of another fund within the Smith Barney fund family.

Q.   Who is the Portfolio Manager for Smith Barney California Municipals Fund?

A. The portfolio manager of the Greenwich Street California Municipal Fund, Joseph P. Deane, is also the portfolio manager of the Smith Barney California Municipals Fund. Joseph P. Deane, investment officer of the manager and senior vice president and managing director of Salomon Smith Barney, has been responsible for the day-to-day management of the Smith Barney California Municipals Fund's portfolio since November 1988. Mr. Deane has 31 years of securities business experience.

Q. As an open-end fund, what other benefits will Smith Barney California Municipals Fund offer shareholders?

A. Smith Barney California Municipals Fund provides shareholders with the opportunity to purchase, redeem and exchange shares of the Fund at net asset value on any business day subject, in certain instances, to the payment of a sales charge and other distribution expenses and to the various limitations set forth in the prospectus.

Q.   How does this differ from a closed-end fund?

A. Generally, closed-end funds, such as Greenwich Street California, neither redeem their outstanding stock nor engage in the continuous sale of new securities. Therefore, a closed-end fund operates with a relatively fixed capitalization.

Q. Are there any advantages of a closed-end fund that I will no longer benefit from as a shareholder of Smith Barney California Municipals Fund?

 A. An advantage of being a closed-end fund is that assets may be fully invested in accordance with both the fund's investment objective and policies, whereas open-end funds frequently maintain a portion of their assets in cash or cash equivalents in order to facilitate meeting redemption requests.

Q. Will purchases, redemption and exchange privileges be different than Greenwich Street California?

A. The purchase, redemption and exchange procedures and privileges with respect to Greenwich Street California are different than those of Smith Barney California. Greenwich Street California is a closed-end fund that is not offering new shares for sale, and therefore, does not impose sales charges or Rule 12b-1 fees; Smith Barney California Municipals Fund is an open-end fund that imposes sales charges on purchases (other than on reinvestment of dividends and distributions) and certain redemptions and Rule 12b-1 fees. Smith Barney California Municipals Fund also offers exchangeability within the fund family under certain conditions. Investors should refer to the prospectus of Smith Barney California Municipals Fund for a fuller description of the Fund's policies and restrictions with respect to the purchase, redemption and exchange of shares.

Q.   Will I pay a sales charge on the Reorganization?

A. No sales charges will be assessed on the issuance (or the redemption) of Smith Barney California Municipals Fund shares received as part of the Reorganization.

Q.   Is the Reorganization taxable?

A. The reorganization would be a tax-free event. However, in general, redeeming shares, exchanging shares and receiving distributions from Smith Barney California Municipals Fund (whether in cash or additional shares) are all taxable events.

Q.   What is the stock symbol for the Greenwich Street California Municipal
     Fund?

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A.   GCM.  The symbol for NAV is XGCMX

Q.   What is the NASDAQ symbol for the Smith Barney California Municipal Fund?

A.   Class A: SHRCX

Q:   When and where is the meeting?

A: The Annual Meeting Of Shareholders of Greenwich Street California Municipal Fund Inc. will be held on January 14, 2002 at 9:00 AM at Citigroup Center, 153 E. 53rd Street (between Lexington & Third Avenue) 14th Floor, Room H.

Q.   Who is entitled to vote?

A. Shareholders of record of shares of the Greenwich Street California Municipal Fund at the close of business on November 16, 2001.

Q:   Do shareholders have to attend the meeting to vote?

A: No. Shareholders need not attend the meeting in order to cast their vote. Shareholders may vote by completing and mailing the ballot card that accompanied their proxy materials. (Note: Street name positions may also vote by telephone or over the Internet.)

Q:   How can I vote?

A: Shareholders may vote by completing and mailing the ballot card that accompanied their proxy materials.

By mail: Simply sign and enclose your proxy card in the postage-paid envelope found within your proxy package

            Note: Street name positions may also VOTE BY telephone or
                               over the Internet.

Street Name Positions Only:
---------------------------

By phone:      Call toll-free 1-800-454-8683 and follow the automated
               instructions. You will need the 14-digit control number located on your proxy card.

By internet:   Visit WWW.PROXYVOTE.COM, once there, enter the 12-digit
               control number located on your proxy card.

Q.   Where do I mail the proxy card if I have misplaced the pre-paid envelope?

A.

If Shares held in a brokerage account (street accounts)

ADP Proxy Services
P.O. Box 9072
Farmingdale, NY 11735
Attn: GREENWICH STREET CALIFORNIA MUNICIPAL FUND INC.

If shares held in certificate form (Registered Accounts)

Proxy Tabulator
P.O. Box 9288
Boston, MA 02205
Attn: GREENWICH STREET CALIFORNIA MUNICIPAL FUND INC.

Q.   How do I sign the proxy card?

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A.   The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example: John Doe, Trustee

Q. Who can I contact for account information after the merger has been completed?

A.   Smith Barney Shareholder Services at 1-800-451-2010